Exhibit 99.1
     REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2009 RESULTS
SEATTLE — February 11, 2010 — Digital entertainment services company RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the fourth quarter and fiscal year ended December 31, 2009.
Quarterly Highlights:
•	Revenue of $145.5 million

•	Net loss attributable to common shareholders of $(13.3) million or $(0.11) per share

•	Adjusted EBITDA excluding impairments of $12.9 million
Full Year Highlights:
•	Revenue of $562.3 million

•	Net loss attributable to common shareholders of $(212.3) million or $(1.60) per share

•	Adjusted EBITDA excluding impairments of $39.7 million

•	Cash and short term investments of $384.9 million as of December 31, 2009
“The severe recession in 2009 hurt both our revenue and profitability for the year,” said Bob Kimball, president and acting CEO of RealNetworks. “While we don’t expect that overall trend to change in the first quarter, we are aggressively moving to transform RealNetworks into a more simple and focused company that delivers value to its shareholders. The first step in Real’s simplification was announced this week with the separation of our Rhapsody music business into an independent company.”
Mr. Kimball was named president and appointed to Real’s Board of Directors on January 12, when he was also named acting CEO.
Fourth Quarter Results
For the fourth quarter of 2009, revenue declined 5% to $145.5 million compared with $152.6 million for the fourth quarter of 2008. Foreign currency exchange rate fluctuations positively affected 2009 fourth quarter revenue by approximately $4.5 million compared with the year-ago quarter. Excluding the effects of foreign exchange rate changes, revenue declined 8% year over year. Revenue trends in each of Real’s businesses in the fourth quarter of 2009 compared with the year-earlier quarter were: a 4% increase in Technology Products and Solutions revenue to $54.3 million, a 1% increase in Media Software and Services revenue to $22.9 million, a 9% decrease in Games revenue to $30.7 million, and a 14% decrease in Music revenue to $37.6 million.
Net loss attributable to common shareholders for the fourth quarter of 2009 was $(13.3) million, or $(0.11) per share, compared with net loss of $(240.5) million, or $(1.78) per share, in the fourth quarter of 2008. The net loss for the fourth quarter of 2009 included impairment and restructuring charges of $(7.4) million, or $(0.05) per share. Included in the fourth quarter 2008 net loss were impairment charges, net of tax benefit, totaling $(240.7) million, or $(1.78) per share. Adjusted EBITDA excluding impairments for the fourth quarter of 2009 was $12.9 million, compared with $11.3 million for the fourth quarter of 2008. A reconciliation of GAAP net loss attributable to common shareholders to adjusted EBITDA and adjusted EBITDA excluding impairments is provided in the financial tables that accompany this release.

As of December 31, 2009, Real had approximately $384.9 million in unrestricted cash, cash equivalents and short-term investments, an increase of $14 million from the prior year. In addition, Real has approximately $33.3 million in restricted cash and equity investments at December 31, 2009.
Gross margin in the fourth quarter was 61%, compared with 48% for the fourth quarter a year earlier. Excluding the effect of a $19.7 million charge to reflect the impairment of deferred project costs and prepaid royalties, gross margin was 61% in the fourth quarter of 2008.
Income tax provision was a benefit of $124,000, compared with $(17.4) million in the year-earlier period. Interest income in the fourth quarter of 2009 was $779,000 compared with $2.3 million in the year-earlier period.
Full Year Results
For 2009, revenue declined 7% to $562.3 million compared with $604.8 million in 2008. Foreign currency exchange rate fluctuations negatively affected 2009 revenue by approximately $14 million compared with 2008. Excluding the effects of foreign exchange rate changes, revenue declined 5% year over year. Revenue trends in each of Real’s businesses for the full year 2009 compared with 2008 were: a slight increase in Music revenue to $160.9 million, a 7% decrease in Technology Products and Solutions revenue to $191.5 million, a 9% decrease in Games revenue to $122.8 million, and a decrease of 15% in Media Software and Services to $87.1 million.
Net loss attributable to common shareholders for the year was $(212.3) million, or $(1.60) per share, compared with a net loss of $(243.9) million, or $(1.74) per share, in 2008. The net loss for the most recent year included impairments of $(184.6) million, or $(1.37) per share. The net loss in 2008 included impairments of $(241.4) million, or $(1.72) per share.
In 2009, adjusted EBITDA excluding impairments was $39.7 million compared with $60.7 million in 2008. A reconciliation of GAAP net loss attributable to common shareholders to adjusted EBITDA and adjusted EBITDA excluding impairments is provided in the financial tables that accompany this release.
Business Outlook
The following business outlook for the first quarter of 2010 assumes Rhapsody America’s financial results are consolidated in Real’s financial results for the entire first quarter. For the first quarter of 2010, Real expects overall revenue to decline by up to 12% year-over-year and up to 15% sequentially. As a result of the decline in revenue, Real expects adjusted EBITDA excluding impairments for the first quarter of 2010 to be below the first quarter of 2009. Compared with the year-earlier quarter, the company expects first-quarter revenue for Music, Media Software and Services, Games and Technology Products and Solutions to decline. Sequentially, the company expects revenue to be flat in Games, and to decline in Music, Media Software and Services and Technology Products and Solutions, with the largest decline in Technology Products and Solutions, primarily as a result of fourth quarter business seasonality.
Approximately 25% of Real’s revenue is denominated in currencies other than the U.S. dollar, most notably the euro and Korean won. Based on current currency rates, Real expects reported revenues to be affected by foreign currency trends.

The foregoing forward-looking statements reflect Real’s expectations as of February 11, 2010. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
Webcast and Conference Call Information
The company will host a webcast and conference call today at 5:00pm (Eastern)/ 2:00pm (Pacific). The live webcast will be available at http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast.
Conference Call Details
5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)
Dial in:
800-857-5305 Domestic
773-681-5857 International
Passcode: Fourth Quarter Earnings
Leader: Bob Kimball
Telephonic replay will be available until 8:00 p.m. (Eastern), February 25, 2010.
Replay dial in:
888-277-5024 Domestic
203-369-3021 International
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
About RealNetworks
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at http://investor.realnetworks.com.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted revenue, adjusted EBITDA excluding impairments, adjusted EBITDA, adjusted EBITDA excluding impairments by reporting segment, adjusted cost of revenue and adjusted operating expenses, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA, to adjusted EBITDA excluding impairments, and to adjusted EBITDA excluding impairments by reporting segment; GAAP cost of revenue to adjusted cost of revenue; and GAAP operating expenses to adjusted operating expenses for the relevant periods.
The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the fourth quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, adjusted EBITDA excluding impairments and the impact of foreign currency rates. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; changes in Real’s GAAP tax rate; the potential gain or loss and other potential accounting consequences from the anticipated restructuring of Rhapsody America; development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with the operation of Rhapsody America and with the ability of Real and Rhapsody America to realize financial benefits from the anticipated restructuring of Rhapsody America; Real’s ability to realize operating efficiencies and other benefits from the implementation of its strategic initiatives; the potential that Real will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for its subscription service offerings and the distribution of Real’s carrier application services; the emergence of new entrants and competition in the market for digital media subscription offerings, online music sales and downloadable casual games; the impact on Real’s gross margin from content costs and the mix of subscription offerings sold to Real’s customers; competitive risks, including the emergence or growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on Real’s business, prospects, financial condition or results of operations; risks associated with strategic relationships, business acquisitions and the introduction of new products and services; and changes in consumer and advertising spending in response to disruptions in the global financial markets. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody, RealPlayer and RealArcade are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
		(in thousands, except per share data)
Net revenue	$145,502	$152,644	$562,264	$604,810

Cost of revenue	56,821	60,042	222,142	233,244
Impairment of deferred costs and prepaid royalties	—	19,666	—	19,666

Gross profit	88,681	72,936	340,122	351,900

Operating expenses:
Research and development	32,541	28,533	119,448	113,680
Sales and marketing	40,325	50,192	165,856	211,922
Advertising with related party (A)	11,063	12,480	33,292	44,213
General and administrative	19,456	19,107	74,664	69,981
Impairment of goodwill and long-lived assets	—	192,676	175,583	192,676
Restructuring and other charges	2,346	6,147	4,017	6,833

Total operating expenses	105,731	309,135	572,860	639,305

Operating loss	(17,050)	(236,199)	(232,738)	(287,405)

Other income (expenses):
Interest income, net	779	2,255	3,969	13,453
Equity in net loss of investments	(116)	(271)	(1,313)	(695)
Gain (loss) on sale of equity investments, net	(121)	(12)	688	210
Impairment of equity investments	(5,020)	—	(5,020)	—
Gain on sale of interest in Rhapsody America (B)	—	—	—	14,502
Other income (expense), net	(312)	(1,306)	(794)	330

Total other income (expense), net	(4,790)	666	(2,470)	27,800

Loss before income taxes	(21,840)	(235,533)	(235,208)	(259,605)
Income tax benefit (expense)	124	(17,392)	(3,321)	(25,828)

Net loss	(21,716)	(252,925)	(238,529)	(285,433)
Net loss attributable to the noncontrolling interest in Rhapsody America (C)	8,397	12,426	26,265	41,555

Net loss attributable to common shareholders	$(13,319)	$(240,499)	$(212,264)	$(243,878)

Basic net loss per share available to common shareholders	$(0.11)	$(1.78)	$(1.60)	$(1.74)

Diluted net loss per share available to common shareholders	$(0.11)	$(1.78)	$(1.60)	$(1.74)

Shares used to compute basic net loss per share available to common shareholders	134,844	135,402	134,612	140,432
Shares used to compute diluted net loss per share available to common shareholders	134,844	135,402	134,612	140,432

(A)	Consists of advertising purchased by Rhapsody America from MTV Networks (MTVN). MTVN has a 49% ownership interest in Rhapsody America.

(B)	Consists of gains realized from MTVN’s note payments to Rhapsody America. Effective January 1, 2009, the Company adopted SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51 (SFAS 160) which requires the appreciation of gains on the sale of noncontrolling interest to be recorded as an equity transaction.

(C)	Noncontrolling interest in Rhapsody America reflects MTVN’s 49% ownership share in the losses of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2009	2008
	(in thousands)
ASSETS

Current assets:
Cash and cash equivalents	$277,030	$232,968
Short-term investments	107,870	137,766
Trade accounts receivable, net	60,937	70,201
Deferred costs, current portion	5,192	4,026
Prepaid expenses and other current assets	30,624	34,599

Total current assets	481,653	479,560

Equipment, software, and leasehold improvements, at cost:
Equipment and software	151,951	135,788
Leasehold improvements	31,041	30,719

Total equipment, software, and leasehold improvements	182,992	166,507
Less accumulated depreciation and amortization	125,878	103,500

Net equipment, software, and leasehold improvements	57,114	63,007

Restricted cash equivalents and investments	13,700	14,742
Equity investments	19,553	18,582
Other assets	4,030	3,775
Deferred costs, non-current portion	10,182	6,120
Deferred tax assets, net, non-current portion	10,001	9,236
Other intangible assets, net	10,650	18,727
Goodwill	—	175,264

Total assets	$606,883	$789,013

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$32,703	$36,575
Accrued and other liabilities	120,434	118,688
Deferred revenue, current portion	31,374	39,835
Related party payable (A)	11,216	13,155
Accrued loss on excess office facilities, current portion	3,228	4,317

Total current liabilities	198,955	212,570

Deferred revenue, non-current portion	1,933	1,961
Accrued loss on excess office facilities, non-current portion	—	2,893
Deferred rent	4,464	4,614
Deferred tax liabilities, net, non-current portion	961	1,379
Other long-term liabilities	13,006	11,660

Total liabilities	219,319	235,077

Noncontrolling interest in Rhapsody America (B)	7,253	378

Shareholders’ equity	380,311	553,558

Total liabilities and shareholders’ equity	$606,883	$789,013

(A)	Related party payable reflects amounts owed to MTVN.

(B)	Noncontrolling interest in Rhapsody America reflects MTVN’s 49% ownership interest in the net assets of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended December 31,
	2009	2008
	(in thousands)
Cash flows from operating activities:
Net loss	$(238,529)	$(285,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,454	45,968
Stock-based compensation	21,460	23,531
Loss on disposal of equipment, software, and leasehold improvements	502	10
Equity in net loss of investments	1,313	695
Gain on sale of equity investment, net	(688)	(210)
Impairment of equity investments	5,020	—
Excess tax benefit from stock option exercises	(15)	(127)
Impairment of goodwill and long-lived assets	175,583	192,676
Accrued restructuring and other charges	(2,773)	5,524
Accrued loss on excess office facilities	(3,982)	(3,490)
Deferred income taxes, net	4,255	11,583
Gain on sale of interest in Rhapsody America	—	(14,502)
Other	48	111
Net change in certain operating assets and liabilities, net of acquisitions	(2,952)	(5,622)

Net cash used in operating activities	(9,304)	(29,286)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(16,807)	(29,530)
Purchases of short-term investments	(143,273)	(251,887)
Proceeds from sales and maturities of short-term investments	173,169	194,053
Purchases of intangible assets	—	(2,839)
Proceeds from the sales of equity investments	1,014	1,140
Purchases of equity investments	(2,000)	(14,731)
Payment of acquisition costs, net of cash acquired	(3,324)	(10,192)
Decrease in restricted cash equivalents and investments, net	1,042	768

Net cash used in investing activities	9,821	(113,218)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	1,455	9,570
Payments of convertible debt obligations	—	(100,000)
Net proceeds from sales of interest in Rhapsody America	38,022	44,640
Excess tax benefit from stock option exercises	15	127
Repurchases of common stock	—	(50,199)

Net cash provided by (used in) financing activities	39,492	(95,862)

Effect of exchange rate changes on cash and cash equivalents	4,053	(5,363)

Net decrease in cash and cash equivalents	44,062	(243,729)

Cash and cash equivalents, beginning of period	232,968	476,697

Cash and cash equivalents, end of period	$277,030	$232,968

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2009				2008
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$91,233	$92,836	$89,517	$97,194	$100,282	$100,322	$101,353	$96,286
Technology products and solutions (B)	54,269	47,428	46,208	43,579	52,362	51,633	51,295	51,277

Total net revenue	$145,502	$140,264	$135,725	$140,773	$152,644	$151,955	$152,648	$147,563

Consumer Products and Services:
Subscriptions (C)	$50,492	$52,401	$54,446	$59,052	$57,853	$57,776	$55,658	$55,193
Media properties (D)	20,327	21,001	14,753	15,536	18,337	19,946	23,472	18,702
E-commerce and other (E)	20,414	19,434	20,318	22,606	24,092	22,600	22,223	22,391

Total consumer products and services revenue	$91,233	$92,836	$89,517	$97,194	$100,282	$100,322	$101,353	$96,286

Consumer Products and Services:
Music (F)	$37,598	$38,765	$40,452	$44,053	$43,882	$41,591	$37,170	$38,079
Media software and services (G)	22,899	24,580	19,291	20,318	22,695	24,531	29,238	26,409
Games (H)	30,736	29,491	29,774	32,823	33,705	34,200	34,945	31,798

Total consumer products and services revenue	$91,233	$92,836	$89,517	$97,194	$100,282	$100,322	$101,353	$96,286

Net Revenue by Geography:
United States	$91,175	$95,758	$90,685	$96,666	$101,369	$102,363	$100,898	$99,169
Rest of world	54,327	44,506	45,040	44,107	51,275	49,592	51,750	48,394

Total net revenue	$145,502	$140,264	$135,725	$140,773	$152,644	$151,955	$152,648	$147,563

Subscribers (presented as greater than) *:
Total subscribers (I)	40,250	38,950	37,700	36,450	34,100	32,650	35,000	32,200
Technology products and solutions application services subscribers (J)	38,850	37,500	36,300	33,850	31,500	29,950	32,450	29,500
Music subscribers:
Consumer music subscribers:
Rhapsody subscribers	675	700	750	800	775	750	600	600
Radio subscribers	75	75	75	1,200	1,225	1,250	1,225	1,275

Total consumer music subscribers	750	775	825	2,000	2,000	2,000	1,825	1,875
Technology products and solutions application services music subscribers (K)	1,150	1,075	975	900	875	850	800	800

Total Music Subscribers**	1,900	1,850	1,800	2,900	2,875	2,850	2,625	2,675

*	Total music subscribers includes subscribers from our technology products and solutions application subscription services, such as music-on-demand, as well as our consumer music services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the technology products and solution application services subscribers and total music subscribers, these subscribers are only counted once as part of our total subscribers.

**	Prior periods have been changed to reflect current period presentation. Totals may not equal due to rounding convention.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and FunPass.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(G)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses.

(H)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(I)	Total subscribers include technology products and solutions application services and consumer subscription services including: ringback tones, music-on-demand, video-on-demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, and GamePass.

(J)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

(K)	Technology products and solutions application services music subscribers include music-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA and adjusted EBITDA excluding impairments is as follows:

	Year
	Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2009	2009	2009	2009	2009
			(in thousands)
Net income (loss) attributable to common shareholders	$(212,264)	$(13,319)	$1,520	$(188,329)	$(12,136)
Interest income, net	(3,969)	(779)	(1,253)	(754)	(1,183)
Stock-based compensation	21,460	5,915	4,727	5,596	5,222
Loss (gain) on sale of equity investments, net	(688)	121	(604)	(68)	(137)
Impairment of equity investments	5,020	5,020	—	—	—
Conversion of WiderThan stock options to a cash equivalent	21	—	1	3	17
Depreciation and amortization (net of noncontrolling interest effect)	23,328	6,355	5,432	5,815	5,726
Acquisitions related intangible asset amortization (net of noncontrolling interest effect)	6,998	1,797	1,784	1,649	1,768
Impairment of goodwill and long-lived assets	175,583	—	—	175,583	—
Pro forma gain on sale of interest in Rhapsody America	16,870	5,577	3,839	3,444	4,010
Income taxes	3,321	(124)	686	1,210	1,549

Adjusted EBITDA	$35,680	$10,563	$16,132	$4,149	$4,836

Impairments:
Impairment of deferred costs and prepaid royalties	—	—	—	—	—
Restructuring and other charges	4,017	2,346	877	—	794

Adjusted EBITDA excluding impairments	$39,697	$12,909	$17,009	$4,149	$5,630

	Year
	Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2008	2008
			(in thousands)
Net income (loss) attributable to common shareholders	$(243,878)	$(240,499)	$(4,500)	$(1,305)	$2,426
Interest income, net	(13,453)	(2,255)	(2,865)	(3,375)	(4,958)
Stock-based compensation	23,531	6,056	5,955	6,031	5,489
Loss (gain) on sale of equity investments, net	(210)	12	—	(222)	—
Conversion of WiderThan stock options to a cash equivalent	142	11	16	26	89
Depreciation and amortization (net of noncontrolling interest effect)	24,417	5,784	6,165	6,186	6,282
Acquisitions related intangible asset amortization (net of noncontrolling interest effect)	20,110	1,872	5,752	6,171	6,315
Impairment of goodwill and long-lived assets (net of noncontrolling interest effect)	190,347	190,347	—	—	—
Pro forma gain on sale of interest in Rhapsody America	6,568	6,568	—	—	—
Expenses related to antitrust litigation	757	179	174	202	202
Income taxes	25,828	17,392	728	3,700	4,008

Adjusted EBITDA	$34,159	$(14,533)	$11,425	$17,414	$19,853

Impairments:
Impairment of deferred costs and prepaid royalties	19,666	19,666	—	—	—
Restructuring and other charges	6,833	6,147	—	—	686

Adjusted EBITDA excluding impairments	$60,658	$11,280	$11,425	$17,414	$20,539

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended December 31, 2009
	Music (A)	MSS (B)	Games (C)	TPS (D)	Other	Grand Total
			(in thousands)
Net revenue	$37,598	$22,899	$30,736	$54,269	$—	$145,502

Cost of revenue	22,692	3,719	8,399	22,011	—	56,821

Gross profit	14,906	19,180	22,337	32,258	—	88,681

Gross margin	40%	84%	73%	59%	—	61%

Operating expenses:
Advertising with related party	11,063	—	—	—	—	11,063
Restructuring and other charges	376	556	549	865	—	2,346
Other operating expenses	20,507	16,835	29,007	25,964	9	92,322

Total operating expenses	31,946	17,391	29,556	26,829	9	105,731

Income (loss) from operations	(17,040)	1,789	(7,219)	5,429	(9)	(17,050)

Other income (expenses):
Interest income, net	—	—	—	—	779	779
Equity in net loss of investments	—	—	—	—	(116)	(116)
Loss on sale of equity investments, net	—	—	—	—	(121)	(121)
Impairment of equity investments	—	—	—	—	(5,020)	(5,020)
Other income (expenses), net	—	—	—	—	(312)	(312)

Total other income (expenses), net	—	—	—	—	(4,790)	(4,790)

Income (loss) before income taxes	(17,040)	1,789	(7,219)	5,429	(4,799)	(21,840)
Income taxes	—	—	—	—	124	124

Net income (loss)	(17,040)	1,789	(7,219)	5,429	(4,675)	(21,716)
Net income (loss) attributable to noncontrolling interest in Rhapsody America	8,397	—	—	—	—	8,397

Net income (loss) attributable to common shareholders	$(8,643)	$1,789	$(7,219)	$5,429	$(4,675)	$(13,319)

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA excluding impairments is as follows:

Net income (loss) attributable to common shareholders	$(8,643)	$1,789	$(7,219)	$5,429	$(4,675)	$(13,319)
Income taxes	—	—	—	—	(124)	(124)
Interest income, net	—	—	—	—	(779)	(779)
Stock-based compensation	926	822	1,606	2,561	—	5,915
Conversion of WiderThan stock options to a cash equivalent	—	—	—	—	—	—
Acquisitions related intangible asset amortization (E)	279	25	95	1,398	—	1,797
Pro forma gain on sale of interest in Rhapsody America	5,577	—	—	—	—	5,577
Loss on sale of equity investments, net	—	—	—	—	121	121
Impairment of equity investments	—	—	—	—	5,020	5,020
Restructuring and other charges	376	556	549	865	—	2,346
Depreciation and amortization (E)	890	552	2,151	2,762	—	6,355

Adjusted EBITDA excluding impairments	$(595)	$3,744	$(2,818)	$13,015	$(437)	$12,909

	Quarter Ended December 31, 2008
	Music (A)	MSS (B)	Games (C)	TPS (D)	Other	Grand Total
			(in thousands)
Net revenue	$43,882	$22,695	$33,705	$52,362	$—	$152,644

Cost of revenue	25,068	4,199	10,387	20,388	—	60,042
Impairment of deferred costs and prepaid royalties	1,000	—	7,829	10,837	—	19,666

Gross profit	17,814	18,496	15,489	21,137	—	72,936

Gross margin	41%	81%	46%	40%	—	48%

Operating expenses:
Advertising with related party	12,480	—	—	—	—	12,480
Impairment of goodwill and long-lived assets	4,753	167	45,889	141,867	—	192,676
Restructuring and other charges	681	1,134	1,898	2,434	—	6,147
Other operating expenses	24,777	15,818	28,196	28,823	218	97,832

Total operating expenses	42,691	17,119	75,983	173,124	218	309,135

Income (loss) from operations	(24,877)	1,377	(60,494)	(151,987)	(218)	(236,199)

Other income (expenses):
Interest income, net	—	—	—	—	2,255	2,255
Equity in net loss of investments	—	—	—	—	(271)	(271)
Loss on sale of equity investments, net	—	—	—	—	(12)	(12)

Other income (expenses), net	—	—	—	—	(1,306)	(1,306)

Total other income (expenses), net	—	—	—	—	666	666

Income (loss) before income taxes	(24,877)	1,377	(60,494)	(151,987)	448	(235,533)
Income taxes	—	—	—	—	(17,392)	(17,392)

Net income (loss)	(24,877)	1,377	(60,494)	(151,987)	(16,944)	(252,925)
Net income (loss) attributable to noncontrolling interest in Rhapsody America	12,426	—	—	—	—	12,426

Net income (loss) attributable to common shareholders	$(12,451)	$1,377	$(60,494)	$(151,987)	$(16,944)	$(240,499)

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA excluding impairments is as follows:

Net income (loss) attributable to common shareholders	$(12,451)	$1,377	$(60,494)	$(151,987)	$(16,944)	$(240,499)
Income taxes	—	—	—	—	17,392	17,392
Interest income, net	—	—	—	—	(2,255)	(2,255)
Stock-based compensation	1,058	765	1,632	2,601	—	6,056
Conversion of WiderThan stock options to a cash equivalent	—	—	—	11	—	11
Acquisitions related intangible asset amortization (E)	278	—	273	1,321	—	1,872
Pro forma gain on sale of interest in Rhapsody America	6,568	—	—	—	—	6,568
Impairment of goodwill and long-lived assets (E)	2,424	167	45,889	141,867	—	190,347
Loss on sale of equity investments, net	—	—	—	—	12	12
Impairment of deferred costs and prepaid royalties	1,000	—	7,829	10,837	—	19,666
Restructuring and other charges	681	1,134	1,898	2,434	—	6,147
Depreciation and amortization (F)	1,127	804	957	2,896	—	5,784
Expenses related to antitrust litigation	—	—	—	—	179	179

Adjusted EBITDA excluding impairments	$685	$4,247	$(2,016)	$9,980	$(1,616)	$11,280

Note: Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses.

(C)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(D)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(E)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended December 31, 2009
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$56,821	$(351)	$(537)	$—	$—	$55,933

Operating expenses:
Research and development	$32,541	$(2,481)	$—	$—	$—	$30,060
Sales and marketing	40,325	(1,467)	(1,260)	—	—	37,598
General and administrative	19,456	(1,616)	—	—	—	17,840

Adjusted operating expenses, net	$92,322	$(5,564)	$(1,260)	$—	$—	$85,498

	Quarter Ended December 31, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$60,042	$(607)	$(596)	$(2)	$—	$58,837

Operating expenses:
Research and development	$28,533	$(2,103)	$—	$—	$—	$26,430
Sales and marketing	50,192	(1,433)	(1,276)	(5)	—	47,478
General and administrative	19,107	(1,913)	—	(4)	(179)	17,011

Adjusted operating expenses, net	$97,832	$(5,449)	$(1,276)	$(9)	$(179)	$90,919

	Year Ended December 31, 2009
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$222,142	$(1,653)	$(2,176)	$(1)	$—	$218,312

Operating expenses:
Research and development	$119,448	$(8,327)	$—	$(8)	$—	$111,113
Sales and marketing	165,856	(4,830)	(4,822)	(12)	—	156,192
General and administrative	74,664	(6,650)	—	—	—	68,014

Adjusted operating expenses, net	$359,968	$(19,807)	$(4,822)	$(20)	$—	$335,319

	Year Ended December 31, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$233,244	$(2,570)	$(7,188)	$(26)	$—	$223,460

Operating expenses:
Research and development	$113,680	$(8,410)	$—	$(9)	$—	$105,261
Sales and marketing	211,922	(5,860)	(12,922)	(36)	—	193,104
General and administrative	69,981	(6,691)	—	(71)	(757)	62,462

Adjusted operating expenses, net	$395,583	$(20,961)	$(12,922)	$(116)	$(757)	$360,827

(A)	— Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Earnings Per Share Reconciliation
(Unaudited)

	Quarters Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
		(in thousands, except per share data)
Net loss attributable to common shareholders	$(13,319)	$(240,499)	$(212,264)	$(243,878)
Less accretion of MTVN’s preferred return in Rhapsody America	(925)	—	(3,700)	—

Net loss available to common shareholders	$(14,244)	$(240,499)	$(215,964)	$(243,878)

Shares used to compute basic net loss per share available to common shareholders	134,844	135,402	134,612	140,432
Dilutive potential common shares:
Stock options and restricted stock	—	—	—	—
Convertible debt	—	—	—	—

Shares used to compute diluted net loss per share available to common shareholders	134,844	135,402	134,612	140,432

Basic net loss per share available to common shareholders	$(0.11)	$(1.78)	$(1.60)	$(1.74)
Diluted net loss per share available to common shareholders	$(0.11)	$(1.78)	$(1.60)	$(1.74)